Exhibit 99.1

TransDigm Announces Acquisition of Prince & Izant
Cleveland, Ohio, July 27, 2026 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) today announced it has entered into a definitive agreement to acquire Prince & Izant (“P&I” or “the Company”), a portfolio company of Industrial Growth Partners, for approximately $1.066 billion in cash, including certain tax benefits.
Headquartered in Cleveland, Ohio, Prince & Izant is a leading global designer and manufacturer of highly engineered brazing alloys and specialty metal components used across a range of advanced performance and high cost-of-failure applications. The Company primarily supports the aerospace and defense, aeroderivative turbine, and transportation end markets. Within aerospace and defense, select applications include aircraft engine fuel nozzles and rocket engines. Additionally, but to a lesser degree, the Company also serves the medical and general industrial end markets.
The Company derives the majority of its revenue from the aftermarket and supports a large installed base globally. Prince & Izant’s products are highly proprietary in nature and support end customers through the Company’s advanced metallurgy, precise chemistry requirements, and deep formulation expertise which are critical to supporting the evolving performance requirements in the markets which it serves.
The Company’s products span nearly 10,000 active SKUs, and the majority of P&I’s revenue is derived from specialty metals including gold, silver, and platinum alloys.
P&I is expected to generate approximately $360 million in revenue for the calendar year ending December 31, 2026. The Company has manufacturing locations in Cleveland, Ohio; Tinley Park, Illinois; Franksville, Wisconsin; and Bay Shore, New York. Prince & Izant employs approximately 220 people.
Mike Lisman, TransDigm’s Chief Executive Officer, stated, “We are excited to have an agreement to acquire Prince & Izant. The Company offers highly engineered, custom, proprietary products and provides excellent service to its customers - attributes that align well with TransDigm’s acquisition criteria. Further, we are familiar with the applications and benefits of these products. As with all TransDigm acquisitions, we expect this acquisition to create equity value in-line with our long-term private equity-like return objectives.”
The acquisition is subject to regulatory approvals in the United States and customary closing conditions.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems, specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.
Forward-Looking Statements
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group's actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers' planes spend aloft and our customers' profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs and potential changes in trade policies and tariffs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group's most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

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